           EXTENSION AMENDMENT, dated as of June 30, 2003 ("Extension Amendment"), to the LOAN AND SECURITY AGREEMENT, dated as of November 1, 2000 (as amended prior to the date hereof, the " Original LSA", and as it may be amended, modified or supplemented on and after the date hereof, including by this Extension Amendment, the " LSA"), between MIM FUNDING LLC, a Delaware limited liability company (together with its successors and assigns, the "Purchaser") and HFG HEALTHCO-4 LLC (the "Lender"). Unless otherwise defined herein, terms in the LSA are used herein as therein defined.

           The Provider and the Purchaser wish to extend the Original LSA, subject to the amendments contained herein, and the Lender has agreed to consent to such extension and amendments.

           Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO LSA

Effective as of the Effective Date, the Original LSA is hereby amended as follows:

1.1 Section 1.02(a) of the Original LSA is hereby amended by (i) deleting such subsection in its entirety, and (ii) substituting therefor the following new subsection:

         "(a)      The Revolving Loan at any time shall not exceed an amount equal to the lesser of (i) $45,000,000 (such amount, or such other amount after giving effect to any increase pursuant to the provisions of Section 1.02(d) hereof or any decrease pursuant to the provisions of Section 1.02(e) hereof, the 'Revolving Commitment'), and (ii) the Borrowing Base as of such time minus the portion of the Borrowing Base supporting the Term Loans (the lesser of (i) and (ii) being the 'Borrowing Limit')."

1.2 Section 1.02 of the Original LSA is hereby adding the following new subsections (d) and (e) at the end of such section:

         "(d) The Borrower may request the Lender to increase the Revolving Commitment up to a maximum of $100,000,000 and the Lender, in its sole discretion upon any such request, may decide to increase the Revolving Commitment. Each such increase shall be in an amount equal to $5,000,000 or an integral multiple thereof and the Borrower shall, upon the effective date of such increase, pay to the Lender a fee in an amount equal to 0.70% of any increase in the Revolving Commitment (including, without limitation, any increases that occur after a decrease in the Revolving Commitment pursuant to Section 1.02(e) below).

         (e) Upon the request of the Borrower, the Lender shall (i) convert a portion of the outstanding Revolving Loan into a term loan (each a 'Term Loan') and (ii) convert a portion of the then Revolving Commitment into a term loan commitment in an amount equal to such term loan (each a 'Term Loan Commitment'). Each Term Loan shall mature at the Scheduled Maturity Date at the same interest rate set forth with respect to the Revolving Loan and shall continue to be subject to availability under the Borrowing Base. Any such conversion shall (i) reduce the Revolving Commitment by a corresponding amount and (ii) be made pursuant to documents prepared by counsel to the Lender consistent with the Documents and reasonably acceptable to the Borrower and the Lender."

1.3 Section 1.05(a) of the Original LSA is hereby amended by (i) deleting the figure "2.10% appearing on the fourth line thereof, and (ii) substituting therefor the figure "2.40%."

1.4 Section 1.05(c) of the Original LSA is hereby amended by (i) deleting such subsection in its entirety, and (ii) substituting therefor the following new subsection:

         "(c)Non-Utilization Fee. The Borrower shall pay to the Lender on the first Funding Date of each month a fee (the 'Non-Utilization Fee') equal to 0.50% per annum on the average amount, calculated on a daily basis, by which the Commitment exceeded the sum, during the prior Month, of the Revolving Loan and the aggregate outstanding principal amount of the Term Loans."

1.5 Section 1.05 of the Original LSA is hereby amended by adding new subsections (f) and (g) as follows:

         "(f)  Renewal Fee. In connection with the extension on June 30, 2003 of the Scheduled Maturity Date, the Borrower shall pay to the Program Manager a renewal fee of $315,000, which amount shall be paid in cash on or prior to October 31, 2003.

         (g) Payments on Due Date. The Borrower shall on the date when due and payable make payments of any amounts due hereunder in immediately available funds, and if such amounts are not received on the date when due and payable, the Borrower shall have been deemed to have requested a Revolving Advance in such amount, which Revolving Advance, to the extent that conditions precedent have been satisfied with respect thereto, shall be applied by the Lender to satisfy in full such payment obligation."

1.6 Section 5.06 of the Original LSA is hereby amended by adding at the end of such subsection the following:

"Notwithstanding anything to the contrary described herein, from the commencement of discussions with respect to the transactions, each of the Borrower and the Lender, and each of their respective employees, representatives or other agents, are, and hereby confirm that they have been, permitted to disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such parties related to such tax treatment and tax structure; provided, however, that the foregoing permission to disclose the tax treatment and tax structure does not permit the disclosure of the identity of the parties to the transactions or the amounts paid in connection with the transactions; and provided further, that the tax treatment and tax structure shall be kept confidential to the extent necessary to comply with federal or state securities laws."

1.7 Section 5.07(a) of the Original LSA is hereby amended by (i) deleting such subsection in its entirety, and (ii) substituting therefor the following new subsection:

         "5.07. Term and Termination; Early Termination Fee. (a) This Agreement shall have an initial term commencing on the Initial Funding Date and expiring on November 1, 2006 (the "Initial Term "). Thereafter, the term of this Agreement shall be automatically extended for annual successive terms (each, a "Renewal Term") commencing on the first day following the Initial Term or a Renewal Term, as the case may be, and expiring on the date twelve months thereafter, unless the Lender or the Borrower provides Written Notice not less than 90 days prior to the expiration of the Initial Term or a Renewal Term, as the case may be, that such Person does not intend to extend the term of this Agreement; provided, however, that if an Event of Default shall have occurred and be continuing at the end of the Initial Term or a Renewal Term, as the case may be, this Agreement will not automatically be extended without the prior written consent of the Lender. The Borrower shall pay to the Lender on the first day of each Renewal Term a fee equal to 0.20% of the Commitment then in effect. Upon the payment in full of all Lender Debt, the Lender shall take all actions and deliver all assignments, certificates, releases, notices and other documents, at the Borrower's expense, as the Borrower may reasonably request to effect such termination."

         1.8  Section 5.07(c) of the Original LSA is hereby amended by (i) deleting the phrase "2% of the Revolving Commitment then in effect" appearing on the fourth and fifth lines thereof, and (ii) substituting therefor the phrase "the Early Termination Fee".

         1.9  Section 5.07(c) of the Original LSA is hereby further amended by (i) deleting the phrase "the Maturity Date" appearing on the third line thereof, and (ii) substituting therefor the phrase "the Scheduled Maturity Date".

1.10 Exhibit I to the Original LSA is hereby amended by (i) deleting the defined term "Scheduled Maturity Date" and (ii) substituting therefor the following new defined terms:

"'Scheduled Maturity Date' means November 1, 2006, as such date may be extended pursuant to Section 5.07(a) hereof."

         1.11  Exhibit I to the Original LSA is hereby further amended by adding, following the phrase "Expected Net Value of Eligible Receivables as of such time" appearing on the first and second line of the defined term "Borrowing Base", the following new parenthetical:

"(subject to adjustment upward to 90% upon the request of the Borrower and the approval of the Lender based upon mutually acceptable terms, such approval not to be unreasonably withheld)"

1.12 Exhibit I to the Original LSA is hereby amended by adding the following new defined terms, to be inserted in their appropriate alphabetical order:

        "'Commitment' means, at any time, the sum of (i) the then Revolving Commitment, plus (ii) the sum of the then Term Loan Commitments; provided, however, in no event shall the Commitment exceed $100,000,000.

         'Early Termination Fee' as a percentage of the Commitment, means (i) from June 30, 2003 until and including October 31, 2003, 2%, (ii) from November 1, 2003 until and including November 1, 2004, 1.5%, (iii) from November 2, 2004 until and including November 1, 2005, 1.0%, (iv) from November 2, 2005 until November 1, 2006, 0.5%, and (v) at all other times, 1.5%; provided, however, if the Lender is provided the opportunity to provide, or participate in, replacement financing for a financing facility on terms similar and no less favorable to the Lender than the facility provided by this Agreement and the other Documents (including, without limitation, with respect to the security interests, creditworthiness and yield of the facility), then the Early Termination Fee shall apply only to that portion of the Commitment not offered for refinancing to the Lender as part of such replacement facility.

'Initial Term' has the meaning set forth in Section 5.07(a).

'Renewal Term' has the meaning set forth in Section 5.07(a).

'Term Loan' has the meaning set forth in Section 1.05(c).

'Term Loan Commitment' has the meaning set forth in Section 1.02(e)."

SECTION 2. CONDITIONS PRECEDENT

         This Extension Amendment shall not become effective (the "Effective Date") until the following conditions have been satisfied in full or waived in writing by the Purchaser and the Lender as its assignee:

(a) The Lender shall have received fully executed counterparts of this Extension Amendment; and

         (b)  The Lender shall have received fully executed counterparts of the amendment to RPTA being executed on the date hereof, together with evidence of the satisfaction of the conditions precedent set forth therein.

SECTION 3. MISCELLANEOUS

         3.1  The Borrower hereby certifies, represents and warrants that, except as to the matters previously disclosed in the public filings of MIM Corporation (i) the representations and warranties in the LSA are true and correct, with the same force and effect as if made on such date, except as they may specifically refer to an earlier date, in which case they were true and correct as of such date,(ii) no unwaived Default or Event of Default has occurred or is continuing (nor any event that but for notice or lapse of time or both would constitute a Default or Event of Default, (iii) the Lender has the power and authority to execute and deliver this Extension Amendment, and (iv) no consent of any other person and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Extension Amendment, other than such that have been obtained.

         3.2  The terms "Agreement", "hereof", "herein" and similar terms as used in the LSA shall mean and refer to,from and after the effectiveness of this Extension Amendment, the LSA as amended by this Extension Amendment, and as it may in the future be amended, restated, modified or supplemented from time to time in accordance with its terms. Except as specifically agreed herein, the LSA is hereby ratified and confirmed and shall remain in full force and effect in accordance with its terms.

         3.3  THIS EXTENSION AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         3.4  This Extension Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

3.5 Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Extension Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MIM FUNDING LLC By: Name: Title:

Address:	100 Clearbrook Road Elmsford, NY 10523 Facsimile Number: (914) 460-1670

HFG HEALTHCO-4 LLC By: HFG Healthco-4, Inc., a member By:
Name: Title: c/o Lord Securities Corporation Two Wall Street New York, NY 10005 Attention: Dwight Jenkins Facsimile Number: (212) 346-9012